Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors Gold Ridge Resources, Inc.
(An Exploration Stage Company)

As independent registered public accountants, we hereby consent to the use of our report dated October 2, 2012, with respect to the financial statements of Gold Ridge Resources, Inc., in its registration statement on Form S-1/A relating to the registration of 10,000,000 shares of common stock. We also consent to the reference of our firm under the caption “interests of name experts and counsel” in the registration statement.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT
March 22, 2013